MILLER ENERGY RESOURCES NOMINATES GOVERNOR BILL RICHARDSON
FOR ELECTION TO BOARD OF DIRECTORS

KNOXVILLE - March 31, 2014 - Miller Energy Resources, Inc. (NYSE: MILL) (“Miller” or the “Company”) today announced that it has reached an agreement with Bristol Capital, LLC and its affiliates (“Bristol”) and the other current members of the shareholder group referred to as the “Concerned Miller Shareholders” (“CMS”). Under the terms of the agreement, Governor Bill Richardson, former Governor of New Mexico (2003-2011) and U.S. Secretary of Energy (1998-2001), has been nominated and recommended by the Board of the Company to stand for election as a director at Miller’s upcoming Annual Meeting of Shareholders. The Annual Meeting will be held on April 16, 2014, and shareholders of record at the close of business on April 2, 2014, will be entitled to vote.

“We value input from all of our shareholders,” said Scott M. Boruff, Chief Executive Officer of Miller Energy Resources, Inc. “We are very happy to have settled the points of contention between us and CMS, and are especially pleased that Governor Richardson has agreed to stand for election as a director at our upcoming Annual Meeting.” Mr. Boruff continued, “Miller’s management team, with the full support of the Board, has extended its track record of exceptional performance and continues to execute on a strategic plan to enhance shareholder value. We look forward to Governor Richardson’s contributions toward our continued delivery of value for our shareholders.”

The Company also recently announced it has nominated two additional independent director candidates, Dr. Bob G. Gower, Chairman of Ensysce Biosciences, Inc. and former CEO of Lyondell Petrochemical Company, and Joseph T. Leary, Chief Financial Officer of Tarpon Operating & Development, LLC, to stand for election at the Company’s upcoming Annual Meeting. With the addition of Governor Richardson, the Miller Board would expand to eight directors, six of whom will be independent.

Paul Kessler, a principal of Bristol and spokesman for CMS, said, “We have been encouraged by the many positive changes Miller has made recently -the Company has appointed a new CFO and new Director of Financial Accounting, has revised its executive compensation plan and has also significantly improved the composition of the Board through the addition of two new independent directors and now Governor Richardson. We are encouraged by these important steps and have every confidence that this new and improved Board will drive shareholder value and improve Miller for the benefit of all shareholders. CMS fully supports the recently announced changes to the Company’s Board composition and will be endorsing the Company’s slate in the upcoming annual election of directors.”

In connection with today’s announcement, Miller has entered into an agreement with CMS, whereby the group will withdraw its proposed slate of director candidates and vote all of its shares in favor of each of the nominees recommended by the Board. The agreement between Miller and CMS will be filed on a Form 8-K with the Securities and Exchange Commission.

Vinson & Elkins LLP acted as legal advisors to Miller and Olshan Frome Wolosky, LLP served as legal advisors to CMS.

About Governor Bill Richardson
William B. Richardson is the former Governor of New Mexico (2003-2011). Prior to his governorship, he served as the U.S. Secretary of Energy in the Clinton administration (1998-2001); he also served as U.S. Ambassador to the United Nations from 1997-1998, and as a member of the U.S House of Representatives for New Mexico from 1983 to 1997. Governor Richardson has also served as chairman of the 2004 Democratic National Convention, and chairman of the Democratic Governors Association. As Governor of New Mexico, Governor Richardson made the state the “Clean Energy State” by requiring utilities to meet 20% of New Mexico’s electrical demand from renewable sources. In addition, he established a Renewable Energy Transmission Authority to deliver New Mexico’s world-class renewable resources to market. During his first term in Congress, Governor Richardson won a coveted seat on the Energy and Commerce Committee. In the 101st Congress, he supported a plan to promote the use of non-gasoline cars, parts of which were included in the Clean Air Act re-authorization. As a member of the Interior and Insular Affairs Committee, he supported expansion of national parks and the designation of wild and scenic rivers. By the 103rd Congress, Richardson had risen to the position of Chief Deputy Whip and led the fight in the House for the North American Free Trade Agreement (NAFTA). He wrote articles advocating NAFTA for important national newspapers and encouraged President Clinton to work with Mexico on improving the environmental portions of the agreement in order to gain support for NAFTA in Congress. Richardson also played a key role in passing President Clinton’s 1993 Deficit Reduction package and the 1994 Crime Bill. In addition to his seat on the Energy & Commerce Committee, Richardson was the second-ranking Democrat on the Select Intelligence Committee and served on the Natural Resources Committee, where he chaired the Native American Affairs Subcommittee which was created in the 103rd Congress. In January 2000, he oversaw the largest return of federal lands, 84,000 acres (340 km2), to an Indian Tribe (the Northern Ute Tribe of Utah) in more than 100 years. Richardson also directed the overhaul of the Department’s consultation policy with Native American tribes and established Tribal Energy Program. Richardson has been recognized for negotiating the release of hostages, American servicemen, and political prisoners in North Korea, Iraq, and Cuba.

About Miller Energy Resources, Inc.
Miller Energy Resources, Inc. is an oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America. Miller’s focus is in Cook Inlet, Alaska and in the heart of Tennessee’s Appalachian Basin, including the Mississippian Lime and Chattanooga Shale. Miller is headquartered in Knoxville, Tennessee with offices in Anchorage, Alaska and Huntsville, Tennessee. The Company’s common stock is listed on the NYSE under the symbol MILL.

About Bristol
Bristol Capital Advisors, LLC is an investment advisory firm headquartered in Los Angeles. Founded in 2000, Bristol Capital Advisors manages a private fund ("Bristol") that has emerged as a prominent investor in emerging growth companies which, for a variety of factors, trade below their fundamental value. Bristol identifies deep value activist opportunities in a variety of industries, and, when necessary, plays an activist role with both company boards and executives to effectuate improvements in corporate governance and effective use of corporate resources. With over 40 years of combined investment experience, Bristol's team is comprised of highly knowledgeable investment professionals.
Important Additional Information
Miller Energy Resources, Inc. (the “Company”), certain of its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s upcoming annual meeting. On March 24, 2014, the Company filed an amended preliminary proxy statement and proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the proxy solicitation and obtained final clearance from the SEC on March 25, 2014. Information relating to the participants in the proxy solicitation is contained in the preliminary proxy statement. The preliminary proxy statement is available at no charge on the Company’s website at www.millerenergyresources.com in the section “Investors” and on the SEC’s website at www.sec.gov. The Company will file with the SEC a definitive proxy statement and proxy card in connection with the proxy solicitation. The definitive proxy statement and proxy card will be furnished to all shareholders of the Company when they become available and will be available at no charge on the Company’s website at www.millerenergyresources.com in the section “Investors” and on the SEC’s website at www.sec.gov. In addition, the Company will provide copies of the definitive proxy statement and proxy card at no charge when they become available upon request by writing to the Company at Miller Energy Resources, Inc., Attention: Corporate Secretary, 9721 Cogdill Road, Suite 302, Knoxville, TN 37932. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT, WHICH IS AVAILABLE NOW, THE DEFINITIVE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND ALL OTHER MATERIALS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS.
Forward-Looking Statements
Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “should,” “may,” “will,” believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology. A discussion of these risk factors is included in the Company’s periodic reports filed with the SEC.
For more information, please contact the following:

MZ Group
Derek Gradwell
SVP, Natural Resources
Phone: 949-259-4995
Email: dgradwell@mzgroup.us
Web: www.mzgroup.us